UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2019

FRESHPET, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36729	20-1884894
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Plaza Drive, 1st Floor Secaucus, NJ	07094
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (201) 520-4000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	FRPT	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 30, 2020, Richard Kassar, the Chief Financial Officer of Freshpet, Inc. (the “Company”), will step aside from his role as the Company’s Chief Financial Officer and assume an advisory role as Vice Chairman. In this capacity, Mr. Kassar will provide ongoing advice and support to management and the Company’s Board of Directors (the “Board”).

In anticipation of this change, the Board appointed Heather Pomerantz as Executive Vice President of Finance. The Board expects to appoint Ms. Pomerantz to the role of Chief Financial Officer, succeeding Mr. Kassar, effective October 1, 2020.

Ms. Pomerantz, age 46, has over fifteen years of oversight and leadership experience in finance and systems roles in the consumer packaged goods industry. Most recently, from March 2019 to December 2019, Ms. Pomerantz served as the Vice President of Finance for North America for The Nature’s Bounty Co. Prior to joining The Nature’s Bounty Co., Ms. Pomerantz served in various finance and accounting roles at Unilever from June 2001 to March 2019, concluding as Vice President of North America Transformation. During her time at Unilever, Ms. Pomerantz had oversight and leadership of many key finance and systems responsibilities, including sales finance, controller, marketing finance, financial services, supply chain finance and information technology. Prior to joining Unilever, Ms. Pomerantz worked as a consultant at PricewaterhouseCoopers LLP, where she had responsibilities for ERP implementations. Ms. Pomerantz holds a B.S. in Economics, with concentrations in Finance and Marketing, from The Wharton School of the University of Pennsylvania and an M.B.A. from Columbia University.

On December 16, 2019, Ms. Pomerantz accepted an offer letter (the “Offer Letter”), pursuant to which Ms. Pomerantz will be entitled to receive an annual base salary of $400,000, subject to annual review by the Board. Upon the achievement of certain performance goals established by the Board (or a committee thereof), Ms. Pomerantz will be eligible to participate in any annual cash bonus plan established by the Board (or a committee thereof), with an annual target bonus level of 50% of her then-base salary. Ms. Pomerantz will also receive (i) a one-time equity award of 15,000 stock options, which will have a strike price based on her first day as a Company employee and will be time-based and vest over a three-year period in equal annual installments (the “Inducement Award”), and (ii) periodic equity awards, subject to Board review and determination. The Inducement Award will be made outside the Company’s 2014 Omnibus Incentive Plan in accordance with NASDAQ Listing Rule 5635(c)(4), but the terms of the Inducement Award will otherwise be consistent with awards made pursuant to the 2014 Omnibus Incentive Plan. The Offer Letter requires Ms. Pomerantz to execute customary confidentiality and no-hire agreements.

The foregoing summary of the Offer Letter does not purport to be complete and is qualified in its entirety by reference to the complete terms of the Offer Letter, which is filed herewith as exhibit 10.1.

On December 20, 2019, the Company issued a press release regarding the foregoing, a copy of which is furnished herewith as exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Offer Letter, dated as of December 16, 2019, by and between Freshpet, Inc. and Heather Pomerantz

99.1	Press Release

104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRESHPET, INC.

Date: December 20, 2019	By:	/s/ William Cyr
	Name:	William Cyr
	Title:	Chief Executive Officer